Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 27, 2016 relating to the financial statements of LVB Acquisition, Inc. and subsidiaries, which appears in the Current Report on Form 8-K of Zimmer Biomet Holdings, Inc. dated January 28, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

February 4, 2016